EXHIBIT 99.9

                  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                              NUMBER ON SUBSTITUTE FORM W-9

                  Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------       -----------------------------------------------------
                                Give the                                                        Give the
                                TAXPAYER                                                        TAXPAYER
                                IDENTIFICATION                                                  IDENTIFICATION
For this type of account:       NUMBER of--                      For this type of account:      NUMBER of--
---------------------------------------------------------        ----------------------------------------------------
1.   An individual's account    The individual                   7.   Corporate account         The corporation

2.   Two or more individuals    The actual owner of the          8.   Association, club,        The organization
     (joint account)            account or, if combined               religious, charitable,
                                funds, the first individual           educational, or other
                                on the account(1)                     tax-exempt
                                                                      organization account
3.   Custodian account of a     The minor(2)
     minor (Uniform Gift to                                      9.   Partnership account       The partnership
     Minors Act)

4.   a. The usual revocable     The grantor-trustee(1)           10.  A broker or registered    The broker or nominee
        savings trust                                                 nominee
        account (grantor is
        also trustee)
                                                                 11.  Account with the          The public entity
     b. So-called trust         The actual owner(1)                   Department of
        account that is not a                                         Agriculture in the name
        legal or valid trust                                          of a public entity (such
        under state law                                               as a state or local
                                                                      government, school
5.   Sole proprietorship        The owner(3)                          district, or prison) that
     account                                                          receives agricultural
                                                                      program payments
6.   A valid trust, estate, or  The legal entity (Do not
     pension trust              furnish the taxpayer
                                identification number of
                                the personal
                                representative or trustee
                                unless the legal entity
                                itself is not designated in
                                the account title.) (4)
---------------------------------------------------------        ----------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
     If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's Social Security number.
(3) You must show your individual name. You may also enter your business name. You may use either your Social Security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust.
NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

RESIDENT ALIEN INDIVIDUALS: If you are a resident alien individual and you do not have, and are not eligible to get, a Social Security number, your taxpayer identification number is your individual taxpayer identification number ("ITIN") as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the Social Security number would otherwise be entered. If you do not have an ITIN, see "How to Obtain a Number" below.




          GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE FORM W-9

                                   Page 2

                             Obtaining a Number

         If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number. Resident alien individuals who are not eligible to get a Social Security number and need an ITIN should obtain Form W-7, Application for Individual Taxpayer Identification Number, from the IRS.

             Payees and Payments Exempt from Backup Withholding

         The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7). Unless otherwise indicated, all "section" references are to sections of the Internal Revenue Code of 1986, as amended (the "Code").

         (1) A corporation.

         (2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

         (3) The United States or any of its agencies or instrumentalities.

         (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

         (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

         (6) An international organization or any of its agencies or instrumentalities.

         (7) A foreign central bank of issue.

         (8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

         (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

         (10) A real estate investment trust.

         (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

         (12) A common trust fund operated by a bank under section 584(a).

         (13) A financial institution.

         (14) A middleman known in the investment community as a nominee or custodian.

         (15) A trust exempt from tax under section 664 or described in section 4947.

         Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

         o Payments to nonresident aliens subject to withholding under section 1441 of the Code.

         o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

         o Payments of patronage dividends where the amount received is not paid in money.

         o Payments made by certain foreign organizations.

         o Section 404(k) distributions made by an ESOP.

         Payments of interest not generally subject to backup withholding include the following:

         o Payments of interest on obligations issued by individuals. Note:
You may be subject to backup withholding if this interest is $600 or more and is paid in the course of your trade or business and you have not provided your correct taxpayer identification number to the payer.

         o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

         o Payments described in section 6049(b)(5) of the Code to non-resident aliens.

         o Payments on tax-free covenant bonds under section 1451 of the Code.

         o Payments made by certain foreign organizations.

         o Payments of mortgage or student loan interest to you.

         Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER AN APPROPRIATE COMPLETED INTERNAL REVENUE SERVICE FORM W-8 BEN.

         Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the Treasury regulations promulgated thereunder.

         Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

                                 Penalties

         (1) Penalty for Failure to Furnish Taxpayer Identification Number.--lf you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

         (2) Civil Penalty for False Information With Respect to
Withholding.--lf you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

         (3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.